Exhibit 99.3

123tv Beteiligungs GmbH

Interim Financial Statements

As of

June 30, 2021 and December 31, 2020,

and for the six months ended June 30, 2021 and 2020

123tv Beteiligungs GmbH

Index of Interim Financial Statements

As of June 30, 2021 and December 31, 2020,

and for the six months ended June 30, 2021 and 2020

Page(s)

Financial Statements:
Consolidated Balance Sheets as of June 30, 2021 and December 31, 2020	3
Consolidated Statements of Operations for the six-month ended June 30, 2021 and 2020	4
Consolidated Statements of Stockholders’ Equity for the six-months ended June 30, 2021 and 2020	5
Consolidated Statements of Cash Flows for six-month ended June 30, 2021 and 2020	6
Notes to Consolidated Financial Statements	6-11

123tv Beteiligungs GmbH

Consolidated Balance Sheets

As of June 30, 2021 and December 31, 2020

(in thousands, except share and per share information)

	June 30, 2021	December 31, 2020
ASSETS

CURRENT ASSETS
Cash	€3,914	€5,719
Trade receivables	7,185	8,203
Receivables from affiliated companies	6	6
Other current assets	1,539	1,913
Inventory	15,958	12,926
Prepaid expenses and other current assets	248	162
TOTAL CURRENT ASSETS	28,850	28,929

TANGIBLE ASSETS
Land, land rights and building including building on third party land	281	318
Other equipment, factory and office equipment	413	347
INTANGIBLE ASSETS
Concessions, industrial and similar rights and assets and licenses in such rights and assets	4,727	4,901
Excess of purchase price over fair value of net assets of business acquired	7,435	8,122
Prepayments on intangible assets	1,026	743
TOTAL ASSETS	€42,732	€43,360

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Trade payables	€8,957	€11,196
Payable to affiliated companies	-	6
Other liabilities	1,521	2,020
Tax accruals	177	195
Other accruals	3,722	3,969
TOTAL CURRENT LIABILITIES	14,377	17,386

Deferred taxes, passive	573	604
TOTAL LIABILITIES	€14,950	€17,990

STOCKHOLDERS’ EQUITY
Subscribed capital	€36	€36
Capital reserve	14,191	14,191
Retained earnings	11,143	5,963
Net income	2,412	5,180
	27,782	25,370

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	€42,732	€43,360

123tv Beteiligungs GmbH

Consolidated Statements of Operations

For six-month ended as of June 30, 2021 and June 30, 2020

(in thousands, except share and per share information)

	June 30, 2021	June 30, 2020
Revenue
Sales	€81,730	€70,846
Other operating income	265	136
	81,995	70,982

Costs of material
Cost of raw materials, consumables and supplies and of purchased merchandise	(48,418)	(41,388)
Cost of purchased service	(12,370)	(9,770)
	(60,788)	(51,158)
Personnel expenses
Wages and salaries	(4,072)	(3,686)
Social security and pension expenses	(738)	(612)
	(4,810)	(4,298)

Depreciations and amortization on intangible fixed assets and tangible assets	(1,449)	(1,301)

Other operating expenses	(12,315)	(11,680)

Interest and similar expenses	(11)	(94)

Taxes on income	(209)	(195)

Income after taxes	€2,413	€2,256

Other taxes	(1)	(1)

Consolidated income	€2,412	€2,255

123tv Beteiligungs GmbH

Consolidated Statements of Stockholders’ Equity

For the six months ended June 30, 2020 and 2021

(in thousands, except share and per share information)

	Common capital stock	Capital Reserve	Balance sheet profit and loss	Total Equity
Balance as of January 1, 2020	€36	€14,191	€5,963	€20,190
Consolidated income	-	-	2,255	2,255
Balance as of June 30, 2020	€36	€14,191	€8,218	€22,445

	Common capital stock	Capital Reserve	Balance sheet profit and loss	Total Equity
Balance as of January 1, 2021	€36	€14,191	€11,143	€25,370
Consolidated income	-	-	2,412	2,412
Balance as of June 30, 2021	€36	€14,191	€13,555	€27,782

123tv Beteiligungs GmbH

Consolidated Statements of Cash Flows

For six-month ended as of June 30, 2021 and June 30, 2020

(in thousands, except share and per share information)

	June 30, 2021	June 30, 2020
CASH FLOWS FROM OPERATING ACTIVITIES
Consolidated income	€2,412	€2,255
Adjustments to reconcile consolidated income to net cash (used in) provided by operating activities:
Depreciations and amortization on intangible fixed assets and tangible assets	1,449	1,301
Increase/decrease in accruals	(283)	735
Income tax refund	209	195
Tax payments	(242)	(285)
Interest income	11	94
Interest expenses	(11)	(9)

Changes in operating assets and liabilities:
Inventories	(3,032)	(882)
Trade receivables	1,018	415
Other assets, prepaid expenses and other assets	288	448
Trade payables	(2,238)	(1,807)
Other liabilities, deferred income	(485)	(702)
Net cash (used in) provided by operating activities	(904)	1,758

CASH FLOWS FROM INVESTING ACTIVITIES
Expenses for investments in intangible assets	(757)	(778)
Expenses for investments in tangible assets	(144)	(212)
Net cash used in investing activities	(901)	(990)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from long-term debts and others	-	2,000
Repayment of long-term debts and others	-	(550)
Interest paid	-	(26)
Net cash provided by financing activities	-	1,424

NET (DECREASE) INCREASE IN CASH	(1,805)	2,192

CASH AT BEGINNING OF PERIOD	€5,719	€2,591

CASH AT END OF PERIOD	€3,914	€4,783

Notes to the Consolidated Financial Statements
(Interim financial statements)

1.	GENERAL INFORMATION ABOUT THE CONSOLIDATED FINANCIAL STATEMENTS AND CONSOLIDATED FINANCIAL STATEMENTS DUE DATE

As the parent company, 123tv Beteiligungs GmbH has prepared consolidated financial statements in accordance with the provisions of the German Commercial Code and taking into account the provisions of the GmbH Act. The parent company is entered in the commercial register at the Munich Local Court under HRB 228628. According to the entry in the register, the company is based in Munich, Germany.

The consolidated financial statements include the consolidated balance sheets, consolidated statements of operations, consolidated statements of stockholders’ equity, consolidated cash flow statements and attachment to the consolidated financial statements.

The consolidated income statement follows the expenditure format.

All amounts in the consolidated financial statements are in thousands of EURO (TEUR).

2.	INFORMATION ABOUT CONSOLIDATION BASIS

The consolidation basis includes 123tv Beteiligungs GmbH (the “parent” company) and 1-2-3.TV GmbH (the “subsidiary” company).

The parent company acquired the subsidiary on November 14, 2016. Inclusion in the consolidated financial statements is based on the majority ownership per 290 Abs. 2 Nr. 1 HGB (commercial code law). The parent company holds 100% of the voting rights in the subsidiary.

Furthermore, the subsidiary company holds 100% of shares and voting rights of 1-2 play GmbH with location in Gruenwald. 1-2 play GmbH is not included in the consolidated financial statements based on 296 Abs. 2 HGB and using the same approach as in the prior year.

3.	INFORMATION ABOUT METHODS OF CONSOLIDATION

The capital consolidation occurs as full consolidation with the applicable valuation methods (described in Part 4). Under this method, the assets including prepaid expenses, liabilities and equity of the subsidiary are fully consolidated into the parent company financial statements as of December 1, 2016 (time of initial consolidation).

The liability consolidation under 303 Abs. 1 HGB combines loans receivables, loans payables, the respective accruals and other liabilities of the consolidated companies into the respective consolidated liability accounts.

The asset and liability consolidation under 305 Abs 1 HGB combines sales, other operating income and costs of the consolidated companies into the respective consolidated income and costs accounts. Interest income, other income and the respective expenses are consolidated using the same approach.

The deferred taxes arising as part of the consolidation measures, in particular the capital consolidation, result from differences between the commercial valuation of assets, debts and prepaid expenses and their tax valuation and are expected to decrease in subsequent years. Deferred taxes were determined using the parent company specific tax rate of 24.23%.

4.	GENERAL INFORMATION ABOUT ACCOUNTING AND VALUATION METHODS

The annual consolidated financial statements are included in accordance with the statutory provisions following the accounting and valuation methods applicable at the parent company. The following accounting and valuation methods were applied:

The acquired intangible assets are valued at acquisition cost less amortization on a straight-line basis and / or impairment. Brands and goodwill (from business consolidation) are amortized over a useful life of ten years in accordance with Section 253 (3) sentence 3 in conjunction with Section 298 (1) HGB. In addition, other intangible assets are amortized over an estimated useful life of three to five years.

Tangible assets are valued at cost less depreciation on a straight-line basis and / or impairment. The planned useful lives of tangible assets range between three and five years.

Low cost assets with individual acquisition costs of up to EUR 250 are expensed in the year of acquisition. Assets with individual acquisition costs between EUR 250 and EUR 800 are fully depreciated in the year of the acquisition.

The financial assets are valued at the lower of acquisition cost or fair value in accordance with Section 253 (3) sentence 3 of the German Commercial Code (HGB).

Inventories (merchandise) are valued at acquisition cost. Write-off of obsolete inventory usually occurs due to reduced usability of merchandise. Realized profit or loss from the sale of inventory take into account the possible resale value.

Receivables and other assets are shown at their nominal value. Identifiable risks are taken into account by valuation of bad debt allowances for trade receivables (e.g., the general credit risk of the customers).

Cash and cash equivalents include petty cash and bank account balances. Cash and cash equivalents are stated at their nominal value.

Tax provisions are determined for trade tax and corporation tax based on the expected income and earnings. Tax is valued at the expected settlement amount.

Other provisions are accounted for at the expected settlement amount, taking into account all identifiable risks. A provision has been made for returns from customers that have not yet been received based on the historical return rates over the past few months.

The liabilities are recognized at the expected settlement amount on the balance sheet date.

Assets and liabilities in foreign currencies (other than EURO) were generally valued at the average spot exchange rate on the balance sheet date.

The deferred income represents the income which has not been earned on the balance sheet date.

Sales revenues from merchandise and the flat-rate shipping costs are recorded at the time of delivery of the products to the customers. Returned items will be offset against the recognized sales. A provision was made for expected returns on the balance sheet date.

Income and expenses are recorded when the service is provided to the customers, or when the income and expense from the transactions are realized. Income and expense are recorded on the accrual basis regardless of the time of payment.

5. INFORMATION ABOUT THE CONSOLIDATED BALANCE SHEET

The goodwill shown in fixed assets is related exclusively to the difference between acquired net assets and purchase price from the business combination of 1-2-3.TV GmbH (Section 301 (3) HGB). At the time of initial consolidation, goodwill amounted to EUR 13,727 thousand and as of June 30, 2021 and December 31, 2020 goodwill amounted to EUR 7,435 thousand and EUR 8,122, respectively.

The inventories consist exclusively of merchandise that was obtained for resale and is stored in the warehouses of DHL Home Delivery GmbH in Braunschweig and Langenfeld. At the location in Grünwald, sample articles are stored in small numbers for presentation in the live broadcasts. As of June 30, 2021 and December 31, 2020, write-downs were made based on the fair value of the items in accordance with Section 253 (4) HGB in the amount of EUR 463 thousand and EUR 632 thousand, respectively.

The gross trade receivables amounted to EUR 7,580 thousand and EUR 8,669 thousand as of June 30, 2021 and December 31, 2020, respectively. Bad-debt allowance for default risks was recognized in the amount of EUR 395 thousand and EUR 466 thousand as of June 30, 2021 and December 31, 2020, respectively.

The other assets consist of receivables from suppliers for the returned goods.

Liquid funds amounted to EUR 3,914 thousand and EUR 5,719 thousand as of June 30, 2021 and December 31, 2020, respectively. The total amount consists of available cash held at financial institutions and cash on hand.

The (active) prepaid expenses include a discount of 248 thousand EUR and 162 thousand EUR as of June 30, 2021 and December 31, 2020, respectively.

On June 30, 2021, the subscribed capital was unchanged from December 31, 2020 and amounted to EUR 36 thousand.

The capital reserve at June 30, 2021 according to Section 272, Paragraph 2, No. 4 of the German Commercial Code (HGB) is unchanged from December 31, 2020.

The tax provisions are related to taxes on income for the period from January 1, 2021 through June 30, 2021 and from January 1, 2020 through June 30, 2020.

The other provisions consist of provisions for outstanding returns or warranty cases, outstanding supplier invoices and provisions for TV broadcast costs that have not yet been billed, as well as provisions for personnel costs.

The trade payables result mainly from the purchase of goods from suppliers.

Liabilities to affiliated companies in the amount of EUR 0 thousand and EUR 6 thousand as of June 30, 2021 and December 31, 2020, respectively are related to payables from the provided services.

In addition to the liabilities from taxes and social security already shown on the balance sheet, the other liabilities include credits from return to be paid to customers in the amount of EUR 1,305 thousand and EUR 1,853 thousand as of June 30, 2021 and December 31, 2020, respectively.

In the individual financial statements, deferred tax assets and liabilities are offset against each other in accordance with Section 274 (1) of the German Commercial Code (HGB). If there is a surplus of deferred tax assets, the surplus is not used. Deferred taxes liabilities of EUR 20 thousand and EUR 0 thousand were reported as of June 30, 2021 and December 31, 2020, respectively.

Deferred taxes in accordance with Section 306 of the German Commercial Code (HGB) were recognized as part of the revaluation. The revaluation of intangible assets, which arose from the acquisition of the subsidiary, and was done in accordance with Section 301 (1) HGB, resulted in deferred tax liabilities of EUR 1,021 thousand, which changed to EUR 573 thousand and EUR 604 thousand as of June 30, 2021 and December 31, 2020, respectively. Offsetting against deferred tax assets in accordance with Section 274 of the German Commercial Code (HGB) was not carried out. The deferred taxes were based on a tax rate of 24.23% as of the June 30, 2021 and December 31, 2020.

The liabilities are broken down according to the remaining payment term as of June 30, 2021 as follows:

			Remaining Term
			1 to	Higher than 5
	Sum	Up to 1 Year	5 Years	Years
Liabilities	TEUR	TEUR	TEUR	TEUR
1. Trade payables	8,957	8,957	0,0	0,0

2. Other liabilities	1,521	1,521	0,0	0,0
	10,478	10,478	0,0	0,0

The liabilities were broken down according to remaining payment term as of December 31, 2020 as follows:

			Remaining term
			1 to	Higher than 5
	Total	Up to 1 Year	5 Years	Years
Liabilities	TEUR	TEUR	TEUR	TEUR
1. Trade payables	11,196	11,196	0,0	0,0

2. Payable to affiliated companies	6	6	0.0	0.0

3. Other liabilities	2,020	2,020	0,0	0,0
	13,222	13,222	0,0	0,0

6. EXPLANATIONS TO THE CONSOLIDATED STATEMENTS OF OPERATIONS

For the period from January 1, 2021 through June 30, 2021, revenues from sales of goods amounted to EUR 70,721 thousand and for the period from January 1, 2020 through June 30, 2020 revenues from sales of goods amounted to EUR 61,406 thousand.

Flat-rate shipping costs received for the period from January 1, 2021 through June 30, 2021 amounted to EUR 7,607 thousand and for the period from January 1, 2020 through June 30, 2020 flat-rate shipping costs amounted to EUR 6,434 thousand.

Value-added telephone numbers for the period from January 1, 2021 through June 30, 2021 amounted to EUR 2,708 thousand and for the period from January 1, 2020 through June 30, 2020 value-added telephone numbers amounted to EUR 2,304 thousand.

Other income for the period from January 1, 2021 through June 30, 2021 amounted to EUR 694 thousand and for the period from January 1, 2020 through June 30, 2020 other income amounted to EUR 702 thousand (realized). The amounts take into account the returns that have already been incurred and those that are still to be expected from realized sales.

Sales revenues in Germany for the period from January 1, 2021 through June 30, 2021 amounted to EUR 80,380 thousand and for the period from January 1, 2020 through June 30, 2020 sales revenues amounted to EUR 69,356 thousand. Sales revenues abroad for the period from January 1, 2021 through June 30, 2021 amounted to EUR 1,350 thousand and for the period from January 1, 2020 through June 30, 2020 amounted to EUR 1,490 thousand.

Internally generated intangible assets amounted to EUR 82 thousand and EUR 0 thousand as of June 30, 2021 and December 31, 2020, respectively and were related to the capitalization option pursuant to Section 248 (2) Sentence 1 HGB for internal IT development and project costs.

The other operating income in the amount of EUR 265 thousand for the period from January 1, 2021 through June 30, 2021 and EUR 136 thousand for the period from January 1, 2020 through June 30, 2020 consisted mainly of income from overdue payment fees and compensation payments of EUR 121 thousand for the period from January 1, 2021 through June 30, 2021 and EUR 70 thousand for the period from January 1, 2020 through June 30, 2020.

The following main expenses are summarized in the other operating expenses:

•	expenses for TV broadcasting in the amount of EUR 4,098 thousand for the period from January 1, 2021 through June 30, 2021 and EUR 4,218 thousand for the period from January 1, 2020 through June 30, 2020;

•	expenses for TV / studio operation in the amount of EUR 3,030 for the period from January 1, 2021 through June 30, 2021 and EUR 2,892 thousand for the period from January 1, 2020 through June 30, 2020;

•	expenses in connection with services in the area of customer service and accounts receivable accounting in the amount of EUR 1,812 thousand for the period from January 1, 2021 through June 30, 2021 and EUR 1,419 thousand for the period from January 1, 2020 through June 30, 2020;

•	expenses for IT, marketing, e-commerce in the amount of EUR 2,301 thousand for the period from January 1, 2021 through June 30, 2021 and EUR 1,928 thousand for the period from January 1, 2020 through June 30, 2020.

Interest and similar expenses of EUR 11 thousand for the period from January 1, 2021 through June 30, 2021 and EUR 94 thousand for the period from January 1, 2020 through June 30, 2020 mainly comprise of expenses for custody fees for demand deposits with banks.

Income taxes include expenses for corporate income tax and trade tax as well as expenses for deferred taxes in the amount of EUR 209 thousand for the period from January 1, 2021 through June 30, 2021 and EUR 195 thousand for the period from January 1, 2020 through June 30, 2020.

7.	INFORMATION ON THE CONSOLIDATED CASH FLOW STATEMENT

The Group's financial assets of EUR 3,914 thousand as of June 30, 2021 and EUR 4,783 thousand as of June 30, 2020 were allocated to the financial resources; liabilities to banks due at any time were EUR 0 for each of the periods ending June 30, 2021 and June 30, 2020.

8.	SUBSEQUENT EVENTS

The effects of the ongoing COVID 19 pandemic and the associated "lockdown phases" are continuously evaluated in terms of risks for the goods procurement processes and sales management as well as possible financial effects. As far as foreseeable, various precautionary measures were taken at an early stage in order to avoid major business interruptions. At the current time, these risks are considered to be manageable due to the flexibility in the processes and the current economic and financial situation of the company. The Group's liquidity position is classified as stable, the continuation of corporate activities is assessed as safe.

As of June 30, 2021, no other events of materiality have occurred that would have a significant impact on the Group's earnings, financial or asset position.

9.	OTHER INFORMATION

The parent company's business was led by Stefan Eishold, Grünwald.

With regard to the remuneration of the members of the executive bodies, the Group does not disclose this information by exercising the option in accordance with Section 286 (4) of the German Commercial Code (HGB).

On average, employees were employed in the areas of purchasing (33) planning (13), production (11), e-commerce (29), finance (10) and other areas (32) from January 1, 2021 through June 30, 2021in accordance with Section 267 (5) HGB.

The following other financial obligations existed as of June 30, 2021:

In million EUR	Year 2021	Year 2022	Years after 2022 to 2026
Obligations from rental agreements	1	1	1
Obligations from service agreements	5	6	10
Total	6	7	11

1-2-3.TV GmbH, Grünwald is included in the consolidated financial statements of 123tv Beteiligungs GmbH as part of the full consolidation and utilizes the exemption from Section 264 (3) HGB.

Transactions with related companies and persons are carried out with subsidiaries in the form of management services. The transactions are conducted on the terms customary in the respective market. There are no transactions at prices that are not customary in the market.

10.	SUMMARY OF DIFFERENCES BETWEEN GERMAN GAAP AND U.S. GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (“U.S. GAAP”)

The financial statements of the acquiree have been prepared in accordance with HGB (“German GAAP”) which differ in certain significant respects from U.S. GAAP. The effects of the application of U.S. GAAP to the net income and stockholders’ equity are set forth in the table below:

	Six months ended June 30, 2021 (in EUR)	Six months ended June 30, 2020 (in EUR)
Reconciliation of net income:
Net income for the financial year in accordance with German GAAP	€2,412	€2,255
U.S. GAAP reconciliation adjustments
Adjustments to rent expense under lease accounting	—	37
Reversal of amortization of goodwill	686	686
Tax related adjustment for GAAP reconciliation adjustments	—	(9)

Net income in accordance with U.S. GAAP	€3,098	€2,969

	June 30, 2021 (in EUR)	June 30, 2020 (in EUR)
Reconciliation of stockholders’ equity:
Stockholders’ equity in accordance with German GAAP	€27,782	€22,445
U.S. GAAP reconciliation adjustments
Adjustments to rent expense under lease accounting	71	71
Reversal of amortization of goodwill	6,292	4,920

Stockholders’ equity in accordance with U.S. GAAP	€34,145	€27,436

Notes to the reconciliation of net income and stockholders’ equity in accordance with German GAAP and U.S. GAAP:

Lease accounting

Under German GAAP, if a lease arrangement is recognized as an operating lease, the lessee recognizes the rental expense on a straight-line basis over the lease term. Under US GAAP, for all leases over 12 months, the lessee is required to measure and recognize the right-of-use assets and a lease liability on the balance sheet at the commencement date of the lease. The lease liability is measured at the present value of the future lease payments, discounted at the implicit discount rate, (or lessee’s incremental borrowing rate, if the lessee cannot readily determine the rate implicit in the lease). The right-of-use asset is measured at the carrying amount of the lease liability, adjusted for (1) prepaid or accrued lease payments, (2) lease incentives received, (3) incurred initial direct costs. Lessee is required to subsequently measure the lease liability of the right-of-use assets based on the same methodology used for its initial measurement. The reconciling item above represents the recognition of right-of-use assets, lease liabilities, and adjustment to current and historical earnings. Refer below for a table showing the impact of the lease accounting adjustment as of June 30, 2021 and December 31, 2020.

In Thousand EUR	German GAAP June 30, 2021	US GAAP June 30, 2021	Change
Right of Use Asset	-	3,256	3,256
Deferred Tax Asset	-	19	19
Retained Earnings	(11,143)	(11,215)	(72)
Finance Lease Obligation – Current	-	(962)	(962)
Finance Lease Obligation – Long Term Portion	-	(2,241)	(2,241)

In Thousand EUR	German GAAP December 31, 2020	US GAAP December 31, 2020	Change
Right of Use Asset	-	3,862	3,862
Deferred Tax Asset	-	23	23
Net Income	(5,180)	(5,207)	(27)
Retained Earnings	(5,963)	(6,007)	(44)
Finance Lease Obligation – Current	-	(1,145)	(1,145)
Finance Lease Obligation – Long Term Portion	-	(2,669)	(2,669)

Goodwill

Goodwill is difference between the acquisition cost and the fair value of the net identifiable assets. Under German GAAP, goodwill is amortized over its estimated useful life using the straight-line method. Under US GAAP, goodwill is not amortized, but rather tested annually for impairment for public companies. The reconciling item above represents the current and historical reversal of goodwill amortization expense, and the elimination of accumulated amortization of goodwill.

Tax related impact of GAAP adjustments

There was a €0 and €9 tax related impact, for the six months ended June 30, 2021 and 2020 respectively, resulting from the GAAP reconciling adjustments in recognition of (i) the change in amortization expense, and (ii) adjustments to rent expense under lease accounting.